Exhibit 99.1

           ECLIPSYS ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER
                      AND SIX MONTHS ENDED JUNE 30, 2005

              - REVENUES IMPROVE AND LOSS CONTINUES TO NARROW -

    BOCA RATON, Fla., July 26 /PRNewswire-FirstCall/ -- Eclipsys Corporation(R) (Nasdaq: ECLP), The Outcomes Company(R), today announced results for the quarter and six months ended June 30, 2005.
    (Logo:  http://www.newscom.com/cgi-bin/prnh/20050209/FLW006LOGO )

    The following table summarizes selected financial data:

                                    In thousands, except per Share data
                                       Three months ending June 30,
                            -------------------------------------------------
                               2005         2004       Changes $    Changes %
                            ----------   ----------   ----------   ----------
Revenues                    $   95,865   $   73,643   $   22,222         30.2%
Loss per Share              $    (0.05)  $    (0.21)  $     0.16         76.2%

                                    In thousands, except per Share data
                                        Six months ending June 30,
                            -------------------------------------------------
                               2005         2004       Changes $    Changes %
                            ----------   ----------   ----------   ----------
Revenues                    $  180,300   $  142,027   $   38,273         26.9%
Loss per Share              $    (0.20)  $    (0.50)  $     0.30         60.0%

    Second-quarter results
    Second-quarter 2005 revenues were $95.9 million, compared to revenues of $73.6 million in Q2'04, an increase of 30.2 percent. Net loss for the quarter was $(2.5) million compared to a net loss of $(10.0) million in Q2'04. This represents a $7.5-million or 75.1-percent reduction in net loss from the same period in the prior year. Basic and diluted net loss per share were $(0.05) compared to $(0.21) in Q2'04. The operating results for second-quarter 2005 included $2.2 million or $0.05 per share of costs associated with the transition of the company's former chief executive officer.

    Operating cash flows were $1.7 million in the quarter, compared to $(3.3) million in Q2'04; this represents a $5.0-million improvement compared to Q2'04. Cash, cash equivalents and marketable securities were $108.4 million as of June 30, 2005. Days sales outstanding (DSOs) were 61 days, a decrease of 5 days from the prior year. Deferred revenue (including current and long-term) was $120.9 million as of June 30, 2005, compared to $101.4 million as of June 30, 2004.

    Six months ended June 30, 2005
    For the six months ended June 30, 2005, revenues were $180.3 million, compared to $142.0 million in the same period in 2004, a 26.9-percent increase. Net loss for the first half of 2005 was $(9.6) million, compared to $(23.0) million in the first six months of 2004; this represents a $13.4-million or 58.1-percent improvement over 2004. Basic and diluted net loss per share for the period was $(0.20), compared to $(0.50) in the first half of 2004, a 60-percent improvement.

    Progress continues
    "In Q2, we continued to make progress in building a more cohesive, customer-focused and operationally efficient organization," said Eugene V. Fife, Eclipsys chairman, president and chief executive officer. "This is reflected in our upward trending in customer satisfaction, our continued focus on expanding key markets and our ability to cross sell further into our client base. As we enter the second half of 2005, Eclipsys will continue to build upon the solid start we made in the first half of the year."

    Investor teleconference today
    Eclipsys senior executives will discuss the results on a teleconference for investors scheduled for 8:30 a.m. Eastern time today, Tuesday, July 26. Persons interested in participating in the teleconference should call (866) 254-5941 approximately 15 minutes before the conference is slated to begin. For listen-only mode, participants can go to http://www.eclipsys.com prior to the conference call to register and download the necessary audio software. An audio replay will be available for approximately 48 hours beginning at approximately 12 noon Eastern time July 26 by visiting http://www.eclipsys.com.

    About Eclipsys
    Eclipsys is a leading provider of advanced clinical, financial and management information software and service solutions to more than 1,500 healthcare facilities. Eclipsys empowers healthcare organizations to improve patient safety, revenue cycle management and operational efficiency through innovative information solutions. For more information, see http://www.eclipsys.com or email info@eclipsys.com.

    Forward-looking statements
    Statements in this news release, and management's comments and responses to questions during the earnings call referenced in this release, concerning future results, performance or expectations, the results of the company's development efforts, and the benefits to clients of Eclipsys solutions are forward-looking statements. Actual results may differ from those projected due to a variety of risks and uncertainties. Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. Implementation and customization of Eclipsys software is complex and time-consuming. Contract results depend upon a variety of factors and can vary by client. Each client's circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, outsourcing or consulting services. The success and timeliness of the company's services often depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and client contracts can be terminated or their scope reduced under certain circumstances. More information about company risks is available in recent Form 10-K, 10-Q and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Eclipsys
     Michael E. Donner
     SVP & Chief Marketing Officer (media)
     (561) 322-4485
     michael.donner@eclipsys.com

     Robert J. Colletti
     SVP & Chief Financial Officer (investors)
     (561) 322-4655
     investor.relations@eclipsys.com

                              Eclipsys Corporation
                Consolidated Statements of Operations - Unaudited
                                 (000's Omitted)

                                                            Three Months Ended
                                           ----------------------------------------------------
                                            June 30,      June 30,
                                              2005          2004        Change $      Change %
                                           ----------    ----------    ----------    ----------
Revenues:
 Systems and services                      $   91,557    $   68,597    $   22,960          33.5%
 Hardware                                       4,308         5,046          (738)        -14.6%
   Total revenues                              95,865        73,643        22,222          30.2%

Costs and expenses:
  Cost of systems and services
   revenues                                    55,248        41,795        13,453          32.2%
  Cost of hardware revenues                     3,557         4,337          (780)        -18.0%
  Sales and marketing                          16,196        15,458           738           4.8%
  Research and development                     13,974        14,536          (562)         -3.9%
  General and administrative                    6,511         4,407         2,104          47.7%
  Depreciation and amortization                 3,583         3,295           288           8.7%
     Total costs and expenses                  99,069        83,828        15,241          18.2%

Loss from operations                           (3,204)      (10,185)        6,981          68.5%
Interest income, net                              719           225           494         219.6%
Loss before income taxes                       (2,485)       (9,960)        7,475          75.1%

Provision for income taxes                         --            --            --
Net loss                                   $   (2,485)   $   (9,960)   $    7,475          75.1%

Loss per share:
Basic loss per share                       $    (0.05)   $    (0.21)   $     0.16          76.2%
Diluted loss per share                     $    (0.05)   $    (0.21)   $     0.16          76.2%

Weighted average shares
 outstanding:
Basic                                          47,629        46,573
Diluted                                        47,629        46,573

                              Eclipsys Corporation
                Consolidated Statements of Operations - Unaudited
                                 (000's Omitted)

                                                              Six Months Ended
                                           ----------------------------------------------------
                                            June 30,      June 30,
                                              2005          2004        Change $      Change %
                                           ----------    ----------    ----------    ----------
Revenues:
 Systems and services                      $  174,685    $  130,404    $   44,281          34.0%
 Hardware                                       5,615        11,623        (6,008)        -51.7%
   Total revenues                             180,300       142,027        38,273          26.9%

Costs and expenses:
   Cost of systems and services
    revenues                                  107,513        81,133        26,380          32.5%
   Cost of hardware revenues                    4,658         9,971        (5,313)        -53.3%
   Sales and marketing                         34,372        31,399         2,973           9.5%
   Research and development                    26,550        29,273        (2,723)         -9.3%
   General and administrative                  10,867         7,576         3,291          43.4%
   Depreciation and
    amortization                                7,266         6,377           889          13.9%
      Total costs and expenses                191,226       165,729        25,497          15.4%

Loss from operations                          (10,926)      (23,702)       12,776          53.9%
Interest income, net                            1,280           679           601          88.5%
Loss before income taxes                       (9,646)      (23,023)       13,377          58.1%

Provision for income taxes                         --            --            --
Net loss                                   $   (9,646)   $  (23,023)   $   13,377          58.1%

Loss per share:
Basic loss per share                       $    (0.20)   $    (0.50)   $     0.30          60.0%
Diluted loss per share                     $    (0.20)   $    (0.50)   $     0.30          60.0%

Weighted average shares
 outstanding:
Basic                                          47,444        46,228
Diluted                                        47,444        46,228

                              Eclipsys Corporation
                       Statement of Cash Flow - Unaudited
                                 (000's omitted)

                                              Three Months Ended           Six Months Ending
                                           ------------------------    ------------------------
                                                    June 30,                    June 30,
                                           ------------------------    ------------------------
                                              2005          2004          2005          2004
                                           ----------    ----------    ----------    ----------
Operating Activities:
 Net increase (loss)                       $   (2,485)   $   (9,960)   $   (9,646)   $  (23,023)
 Adjustments to
  reconcile net loss to
  net cash provided by
  (used in) operating
   activities
      Depreciation and
       Amortization                             8,300         6,226        16,106        12,251
      Bad debt provision                          600           450         1,050         1,000
      Loss on sale of
       marketable securities                       --           131            --           131
      Stock Compensation                          734           105         1,150           161
         Accounts
          receivable                           (6,483)       (4,986)       (1,135)         (106)
         Inventory                               (108)           21           (28)       (1,148)
         Other current
          assets                                1,107           966        (2,337)        3,139
         Other assets                          (1,095)         (459)       (9,920)       (2,450)
         Deferred revenue                      (4,034)        3,027        (1,755)          269
         Accrued
          compensation                          2,498         2,525         3,763        (1,508)
         Other current
          liabilities                           1,938        (1,334)       (3,745)       (1,001)
         Other liabilities                        727            (5)        1,143          (537)
      Total adjustments                         4,184         6,667         4,292        10,201
         Net cash provided
          by (used in)
          operating
          activities                            1,699        (3,293)       (5,354)      (12,822)

Investing Activities:
  Purchase of fixed
   assets                                      (2,191)       (2,777)       (6,316)       (6,795)
  Purchase of marketable
   securities                                 (21,848)      (81,115)     (159,866)     (165,130)
  Proceed from Sale of
   Marketable securities                       21,554        80,974       122,712       124,181
  Capitalized software
   development costs                           (3,207)       (3,881)       (9,634)       (8,519)
  Acquisitions, net of
   cash                                           (20)           --           (20)       (2,500)
     Net cash used in
      investing activities                     (5,712)       (6,799)      (53,124)      (58,763)

Financing Activities:
Exercise of stock options                       5,926           497         7,623         2,914
Employee stock purchase plan                       --           882            --         1,664
 Accretion                                         --            --            --            --
     Net cash provided by
      financing activities                      5,926         1,379         7,623         4,578

Effect of exchange Rate
 changes on cash and
 cash equivalents                                   8            (9)           89           -20

Net increase (decrease) in
 cash and cash equivalents                      1,921        (8,722)      (50,766)      (67,027)

Cash and cash equivalents,
 beginning of period                       $   69,345    $   68,316    $  122,031    $  151,683
Cash and cash equivalents,
 end of period                                 71,265        84,656        71,265        84,656
Marketable Securities                          37,154        40,818        37,154        40,818
Total Cash                                 $  108,419    $  125,474    $  108,419    $  125,474

                              Eclipsys Corporation
                     Consolidated Balance Sheets - Unaudited
                                 (000's Omitted)

                                     June 30,    December 31,
                                       2005          2004
                                    ----------   ------------
        Assets
Current assets:
  Cash and cash equivalents         $   71,265   $    122,031
  Marketable securities                 37,154
  Accounts receivable, net              64,947         64,862
  Inventory                              1,672          1,644
  Other current assets                  17,923         15,586
    Total current assets               192,961        204,123

Property and equipment, net             34,499         35,002
Capitalized software
 development costs, net                 32,335         29,819
Acquired technology, net                   736            886
Goodwill and other
 intangibles assets                      6,248          6,667
Other assets                            23,264         14,923
    Total assets                    $  290,043   $    291,420

    Liabilities and Stockholders'
              Equity
Current liabilities:
   Deferred revenue                 $  102,083   $    106,804
   Accrued compensation
    costs                               16,501         12,738
   Other current
    liabilities                         28,842         32,587
   Total current
    liabilities                        147,426        152,129

Deferred revenue                        18,858         15,892
Other long-term
 liabilities                             1,266            122

Stockholders' equity:                  122,493        123,277

 Total liabilities and
  stockholders' equity              $  290,043   $    291,420

SOURCE  Eclipsys Corporation
    -0-                             07/26/2005
    /CONTACT: Media, Michael E. Donner, SVP & Chief Marketing Officer, +1-561-322-4485, or michael.donner@eclipsys.com, or Investors, Robert J. Colletti, SVP & Chief Financial Officer, +1-561-322-4655, or investor.relations@eclipsys.com, both of Eclipsys/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20050209/FLW006LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.eclipsys.com /